Exhibit 99.1

FOR IMMEDIATE RELEASE	Lisa K. Klinger
Chief Financial Officer
(212) 515-2655
lklinger@vince.com

Vince Holding Corp. Reports Second Quarter and First Half Fiscal 2014 Results

- Net Sales increased 20.2% for second quarter and 24.5% for first half 2014

- Adjusted Diluted EPS increased 21.7% to $0.28 for second quarter and 39.1% to $0.32 for first half 2014

- Company raises Sales and EPS guidance for fiscal 2014

NEW YORK, New York – September 3, 2014 – Vince Holding Corp. (NYSE: VNCE), a leading contemporary fashion brand (“Vince” or the “Company”), today reported unaudited results for the second quarter and first half ended August 2, 2014.

Jill Granoff, Chairman and Chief Executive Officer of Vince, commented “It was another terrific quarter for the Vince brand as we again delivered double-digit growth across all distribution channels. In our wholesale segment, sales increased nearly 17% driven by the strong performance in both women’s ready-to-wear and our licensed footwear businesses. In the direct-to-consumer segment, we delivered overall growth of nearly 40% with 7.1% comparable store sales growth, marking our 19th consecutive quarter of comp store increases. We also benefited from seven new store openings and continued strong momentum in our e-commerce business. In addition, we delivered impressive gross margin expansion and net income growth. We are delighted that our strong product offering of everyday luxury essentials continues to resonate with our loyal customers.”

Vince completed an initial public offering (“IPO”) of its common stock on November 27, 2013. Prior to the IPO and the related restructuring transactions, Vince Holding Corp., formerly known as Apparel Holding Corp. and Kellwood Holding Corp., was a diversified apparel company operating a broad portfolio of fashion brands, which included Vince. As a result of the IPO and the related restructuring transactions, the non-Vince businesses were separated from the Vince business on November 27, 2013, and the Vince business became the sole operating business of Vince Holding Corp. On July 1, 2014, certain stockholders of the Company, including affiliates of Sun Capital Partners, Inc. (collectively, the “Sun Capital Entities”), completed a secondary public offering of the Company’s common stock (the “Secondary Offering”), which decreased the Sun Capital Entities’ ownership of the Company’s common stock from 68.0% to 54.6%.

In this press release, the Company is presenting its financial results in conformity with U.S. generally accepted accounting principles (“GAAP”), and the second quarter and first half fiscal 2013 financial results reflect the non-Vince businesses as discontinued operations. The Company is also presenting results relating to the second quarter and first half of fiscal 2013 on an “adjusted” basis in order to exclude the impact of results of the non-Vince businesses, certain public company transition costs and other adjustments. Results relating to the Company’s second quarter and first half of 2014 are also presented on an “adjusted” basis to exclude the costs related to the Secondary Offering. Adjusted results presented in this press release are non-GAAP financial measures. See “Non-GAAP Financial Measures” below for more information about the Company’s use of non-GAAP financial measures and Exhibits 3 through 6 to this press release for a reconciliation of actual GAAP results to such adjusted results.

For the second quarter ended August 2, 2014:

•	Net sales for the second quarter of fiscal 2014 were $89.3 million, up 20.2% over the $74.3 million achieved during the second quarter of fiscal 2013. Comparable store sales for the second quarter of fiscal 2014 increased 7.1% over the second quarter of fiscal 2013.

•	Gross profit in the second quarter of fiscal 2014 increased 30.8% to $44.0 million from $33.6 million in the second quarter of fiscal 2013. Gross profit as a percentage of net sales increased 400 basis points to 49.3% from 45.3% in fiscal 2013. This increase was driven primarily by supply chain efficiencies, increased penetration in higher margin product, and increased penetration of the direct-to-consumer, international and licensing businesses.

•	Selling, general, and administrative expenses in the second quarter of fiscal 2014 were $24.1 million or 27.0% of sales, including the Secondary Offering costs, compared to $18.7 million or 25.1% of sales in the second quarter of fiscal 2013, including public company transition costs. Selling, general and administrative expenses as a percent of sales were 26.3% in the second quarter of fiscal 2014, excluding the Secondary Offering costs, and 21.4% in the second quarter of fiscal 2013, excluding public company transition costs.

•	Operating income for the second quarter of fiscal 2014 increased 33.1% to $19.9 million, or 22.3% of sales, compared to $15.0 million, or 20.2% of sales, for the second quarter of fiscal 2013. Excluding the Secondary Offering costs from operating income for the second quarter of fiscal 2014 and public company transition costs from operating income for the second quarter of fiscal 2013, operating income for the second quarter of fiscal 2014 increased 15.8% compared to the same period in fiscal 2013 and, as a percent of sales, was 23.0% for the second quarter of fiscal 2014 compared to 23.9% for the same period in fiscal 2013.

•	Net income for the second quarter of fiscal 2014 increased to $10.5 million, including the impact of the Secondary Offering costs, compared to a net loss of ($10.5) million for the second quarter of fiscal 2013, which includes the impact of public company transition costs and results of the non-Vince businesses that were separated on November 27, 2013. On an adjusted basis, net income was $10.8 million, or 12.1% of sales, in the second quarter of fiscal 2014 compared to adjusted net income of $8.7 million, or 11.7% of sales, in the second quarter of fiscal 2013.

•	Diluted earnings per share for the second quarter of fiscal 2014 was $0.27, including the impact of Secondary Offering costs, compared to a diluted loss per share for the second quarter of fiscal 2013 of ($0.40), including the impact of non-Vince discontinued businesses which operated at a loss. On an adjusted basis, second quarter diluted earnings per share was $0.28 in the second quarter of fiscal 2014 and $0.23 in the second quarter of fiscal 2013.

For the first half ended August 2, 2014:

•	Net sales for the first half of fiscal 2014 were $142.8 million, up 24.5% over the $114.7 million achieved during the first half of fiscal 2013. Comparable store sales for the first half of fiscal 2014 increased 9.2% over the first half of fiscal 2013.

•	Gross profit in the first half of fiscal 2014 increased 37.7% to $70.4 million from $51.2 million in the first half of fiscal 2013. Gross profit as a percentage of net sales increased 470 basis points to 49.3% from 44.6% in fiscal 2013. This increase was driven primarily by supply chain efficiencies, increased penetration in higher margin product, and increased sales penetration of the direct-to-consumer, international and licensing businesses.

•	Selling, general, and administrative expenses in the first half of fiscal 2014 were $45.3 million or 31.7% of sales, including the Secondary Offering costs, compared to $34.3 million or 29.9% of sales in the first half of fiscal 2013, including public company transition costs. Selling, general and administrative expenses as a percent of sales were 31.3% in the first half of fiscal 2014, excluding the Secondary Offering costs, and 26.4% in the first half of fiscal 2013, excluding public company transition costs.

•	Operating income for the first half of fiscal 2014 increased 49.0% to $25.2 million, or 17.6% of sales, compared to $16.9 million, or 14.7% of sales, for the first half of fiscal 2013. Excluding the Secondary Offering costs from operating income for the first half of fiscal 2014 and public company transition costs from operating income for the first half fiscal 2013, operating income for the first half of fiscal 2014 increased 23.1% compared to the same period in fiscal 2013 and, as a percent of sales, was 18.0% for the first half of fiscal 2014 compared to 18.2% for the same period in fiscal 2013.

•	Net income for the first half of fiscal 2014 was $11.9 million, including the impact of the Secondary Offering costs, compared to a net loss of ($25.6) million for the first half of fiscal 2013, which includes the impact of public company transition costs and results of the non-Vince businesses that were separated on November 27, 2013. On an adjusted basis, net income was $12.2 million, or 8.6% of sales, in the first half of fiscal 2014 compared to adjusted net income of $8.8 million, or 7.6% of sales, in the first half of fiscal 2013.

•	Diluted earnings per share for the first half of fiscal 2014 was $0.31, including the impact of Secondary Offering costs, compared to a net loss per share for the second quarter of fiscal 2013 of ($0.98), including the impact of non-Vince discontinued businesses which operated at a loss. On an adjusted basis, diluted earnings per share was $0.32 in the first half of fiscal 2014 and $0.23 in the first half of fiscal 2013.

Balance Sheet

The Company’s cash balance at the end of the second quarter was $0.1 million. The Company voluntarily paid down $10.4 million of debt during the second quarter of fiscal 2014 and $35.4 million since the company’s initial public offering on November 27, 2013, resulting in total debt outstanding of $139.6 million as of August 2, 2014.

Inventory at the end of the second quarter of fiscal 2014 was $58.6 million versus $34.0 million as of February 1, 2014 and $28.0 million at the end of the second quarter of fiscal 2013. The planned inventory increase was driven primarily by seven net new store openings since the second quarter of last year, a projection of five to six additional new store openings in fiscal 2014, 15 to 20 new shop-in-shop openings anticipated in the second half of this year, an expanded replenishment program, and overall global sales growth projections.

Capital expenditures during the second quarter of fiscal 2014 totaled $6.0 million, $2.2 million of which was attributable to real estate activities, such as new and remodeled stores and shop-in-shop build-outs, and $3.5 million of which was attributable to our new headquarter and showroom facilities in New York.

2014 Outlook

Ms. Granoff stated, “We are proud of the continued momentum in our 2014 performance and the progress we are making in our evolution to becoming a global, dual-gender lifestyle brand. Vince remains one of the leading brands in contemporary apparel, and our licensed women’s footwear business is growing ahead of expectations. In addition, our recently launched children’s wear and men’s footwear licensed businesses are delivering solid initial results. From a retail perspective, our store expansion strategy remains on track and the response from the real estate market to our brand has been extremely positive. On the international front, we are making great strides in both new and existing territories, with strong current performance in Canada, the UK, Japan, and the Middle East. We are also excited about the recent press review for our highly anticipated handbag launch. Our Spring 2015 collection will launch in select distribution in time for the holiday season. We are also making substantial progress on our operational improvement initiatives which we expect will contribute to additional gross margin rate expansion during the remainder of fiscal 2014. Given these activities, along with our strong second quarter performance, we have increased our guidance for fiscal 2014 adjusted diluted earnings per share to $0.90 to $0.94 from $0.88 to $0.92 per share.”

For fiscal 2014, the Company now expects to:

•	Achieve total net sales of $335 million to $345 million, including revenues from 8 to 9 new retail stores and comparable store sales growth in the high single-digit to low double-digit range

•	Expand gross margin 200 to 275 basis points

•	Increase adjusted selling, general, and administrative expenses as a percent of sales 200 to 275 basis points over the adjusted fiscal 2013 rate of 25.6%

•	Generate adjusted diluted earnings per share of $0.90 to $0.94

•	Spend approximately $18 million to $22 million in capital expenditures

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with GAAP, the Company has provided, with respect to financial results relating to the second quarter and first half of fiscal 2013, adjusted selling, general and administrative expenses, adjusted operating income, adjusted interest expense, adjusted provision for taxes, adjusted net loss from discontinued operations, adjusted net income and adjusted earnings per share and related shares outstanding, which are non-GAAP financial measures, in order to eliminate the effect on operating results of certain public company transition costs and the results of the non-Vince businesses that were separated on November 27, 2013, as well as present interest expense and income taxes during all periods on a basis that is consistent with our current debt structure and anticipated effective tax rates. The Company has also provided, with respect to financial results relating to the second quarter and first half of fiscal 2014, adjusted selling, general and administrative expenses, adjusted operating income, adjusted provision for taxes, adjusted net income and adjusted earnings per share, which are non-GAAP financial measures, in order to eliminate the effect on operating results the costs related to the Secondary Offering. The Company believes that the presentation of adjusted results facilitates an understanding of the Company’s continuing operations without the non-recurring impact associated with the IPO and related restructuring transactions as well as the Secondary Offering costs. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP results has been provided in Exhibits 3 through 6 to this press release.

2014 Second Quarter Earnings Conference Call

The Company plans to release its second quarter and first half fiscal 2014 results and its updated outlook for fiscal 2014 on Wednesday, September 3, 2014. A conference call will be held at 9:00 a.m. ET on that date, hosted by Vince Holding Corp. Chairman and Chief Executive Officer, Jill Granoff, and Chief Financial Officer, Lisa Klinger. During the conference call, the Company may answer questions concerning business and financial developments, trends and other business or financial matters. The Company’s responses to these questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing 877-201-0168, conference ID 88917773. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at http://investors.vince.com/.

ABOUT VINCE

Founded in 2002, Vince is a leading contemporary fashion brand known for its modern effortless style and everyday luxury essentials. The company offers a broad range of women’s and men’s ready-to-wear including its signature cashmere sweaters, leather jackets, luxe leggings, dresses, silk and woven tops, denim, footwear, and children’s wear. Vince is carried in over 2,370 stores across 47 countries and as of September 3, 2014 operates 27 full-price retail locations, 6 outlet stores and its e-commerce site, vince.com.

Forward Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the financial results or benefits anticipated. These forward-looking statements are not guarantees of actual results. Our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, and customer service; our ability to anticipate and/or react to changes in customer demand and attract new customers; changes in consumer confidence and spending; our ability to maintain projected profit margins; unusual, unpredictable and/or severe weather conditions; the execution and management of our retail store growth, including the availability and cost of acceptable real estate locations for new store openings; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our ability to expand our product offerings into new product categories including the ability to find suitable licensing partners; our ability to successfully implement our marketing initiatives; our ability to protect our trademarks in the U.S. and internationally; our ability to maintain the security of electronic and other confidential information; serious disruptions and catastrophic events; changes in global economies and credit and financial markets; competition; our ability to attract and retain key personnel; commodity, raw material and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification and other third-party coverage of any losses suffered in connection therewith; tax matters and other factors as set forth from time to time in our Securities and Exchange Commission filings, including under the heading “Risk Factors.” We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.

This press release is also available on the Vince Holding Corp. website (http://investors.vince.com/).

Vince Holding Corp. and Subsidiaries	Exhibit (1)

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands except percentages, share and per share data)

	Three Months Ended		Six Months Ended
	August 2, 2014	August 3, 2013	August 2, 2014	August 3, 2013
Net sales	$89,326	$74,294	$142,778	$114,657
Cost of products sold	45,312	40,656	72,353	63,506

Gross profit	44,014	33,638	70,425	51,151
as a % of net sales	49.3%	45.3%	49.3%	44.6%
Selling, general and administrative expenses	24,070	18,653	45,274	34,266

as a % of net sales	27.0%	25.1%	31.7%	29.9%
Income from operations	19,944	14,985	25,151	16,885
as a % of net sales	22.3%	20.2%	17.6%	14.7%
Interest expense, net	2,485	5,259	5,335	15,883
Other expense, net	435	387	485	512

Income before taxes	17,024	9,339	19,331	490
Income taxes	6,523	944	7,446	1,874

Net income (loss) from continuing operations	10,501	8,395	11,885	(1,384)
Net loss from discontinued operations, net of tax	—	(18,929)	—	(24,259)

Net income (loss)	$10,501	$(10,534)	$11,885	$(25,643)

Basic earnings (loss) per share:
Basic EPS - Continuing operations	$0.29	$0.32	$0.32	$(0.05)
Basic EPS - Discontinued operations	—	(0.72)	—	(0.93)

Basic EPS - Total	$0.29	$(0.40)	$0.32	$(0.98)

Diluted earnings (loss) per share:
Diluted EPS - Continuing operations	$0.27	$0.32	$0.31	$(0.05)
Diluted EPS - Discontinued operations	—	(0.72)	—	(0.93)

Diluted EPS - Total	$0.27	$(0.40)	$0.31	$(0.98)

Weighted average shares outstanding:

Basic shares	36,726,319	26,211,130	36,725,023	26,211,130
Diluted shares	38,262,958	26,351,019	38,192,955	26,211,130

Vince Holding Corp. and Subsidiaries	Exhibit (2)

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	As of	As of
	August 2, 2014	February 1, 2014
ASSETS
Current assets:
Cash and cash equivalents	$62	$21,484
Trade receivables, net	38,304	40,198
Inventories, net	58,632	33,956
Prepaid expenses and other current assets	8,369	8,093

Total current assets	105,367	103,731
Property, plant and equipment, net	19,914	13,615
Intangible assets, net	109,944	110,243
Goodwill	63,746	63,746
Deferred income taxes and other assets	115,390	123,007

Total assets	$414,361	$414,342

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$38,353	$23,847
Accrued salaries and employee benefits	5,304	5,425
Other accrued expenses	8,107	9,061

Total current liabilities	51,764	38,333
Long-term debt	139,600	170,000
Deferred income taxes and other	7,343	3,443
Other liabilities	169,392	169,015
Stockholders’ equity	46,262	33,551

Total liabilities and stockholders’ equity	$414,361	$414,342

Vince Holding Corp. and Subsidiaries	Exhibit (3)

Reconciliation of net income on a GAAP basis to “Adjusted net income”

(Unaudited, amounts in thousands except percentages, share and per share data)

	For the three months ended August 2, 2014
	As Reported	Adjustments		As Adjusted
Net sales	$89,326	$—		$89,326
Cost of products sold	45,312	—		45,312

Gross profit	44,014	—		44,014
Selling, general and administrative expenses	24,070	(571	)(a)	23,499

as a % of net sales	27.0%			26.3%
Income from operations	19,944	571		20,515
as a % of net sales	22.3%			23.0%
Interest expense, net	2,485	—		2,485
Other expense, net	435	—		435

Income before taxes	17,024	571		17,595
Income taxes	6,523	228	(b)	6,751

Net income from continuing operations	10,501	343		10,844
Net loss from discontinued operations, net of tax	—	—		—

Net income	$10,501	$343		$10,844

Basic earnings per share:
Basic EPS - Continuing operations	$0.29	$0.01		$0.30
Basic EPS - Discontinued operations	—	—		—

Basic EPS - Total	$0.29	$0.01		$0.30

Diluted earnings per share:
Diluted EPS - Continuing operations	$0.27	$0.01		$0.28
Diluted EPS - Discontinued operations	—	—		—

Diluted EPS - Total	$0.27	$0.01		$0.28

Weighted average shares outstanding:

Basic shares	36,726,319			36,726,319
Diluted shares	38,262,958			38,262,958

(a)	To adjust selling, general and administrative expenses to remove the costs incurred by the Company related to the Secondary Offering completed in July 2014.
(b)	Represents the tax effect on the Secondary Offering costs incurred at the Company’s estimated annual effective tax rate of 40%.

Vince Holding Corp. and Subsidiaries	Exhibit (4)

Reconciliation of net income on a GAAP basis to “Adjusted net income”

(Unaudited, amounts in thousands except percentages, share and per share data)

	For the six months ended August 2, 2014
	As Reported	Adjustments		As Adjusted
Net sales	$142,778	$—		$142,778
Cost of products sold	72,353	—		72,353

Gross profit	70,425	—		70,425
Selling, general and administrative expenses	45,274	(571	)(a)	44,703

as a % of net sales	31.7%			31.3%
Income from operations	25,151	571		25,722
as a % of net sales	17.6%			18.0%
Interest expense, net	5,335	—		5,335
Other expense, net	485	—		485

Income before taxes	19,331	571		19,902
Income taxes	7,446	228	(b)	7,674

Net income from continuing operations	11,885	343		12,228
Net loss from discontinued operations, net of tax	—	—		—

Net income	$11,885	$343		$12,228

Basic earnings per share:
Basic EPS - Continuing operations	$0.32	$0.01		$0.33
Basic EPS - Discontinued operations	—	—		—

Basic EPS - Total	$0.32	$0.01		$0.33

Diluted earnings per share:
Diluted EPS - Continuing operations	$0.31	$0.01		$0.32
Diluted EPS - Discontinued operations	—	—		—

Diluted EPS - Total	$0.31	$0.01		$0.32

Weighted average shares outstanding:

Basic shares	36,725,023			36,725,023
Diluted shares	38,192,955			38,192,955

(a)	To adjust selling, general and administrative expenses to remove the costs incurred by the Company related to the Secondary Offering completed in July 2014.
(b)	Represents the tax effect on the Secondary Offering costs incurred at the Company’s estimated annual effective tax rate of 40%.

Vince Holding Corp. and Subsidiaries	Exhibit (5)

Reconciliation of net income on a GAAP basis to “Adjusted net income”

(Unaudited, amounts in thousands except percentages, share and per share data)

	For the three months ended August 3, 2013
	As Reported	Adjustments		As Adjusted
Net sales	$74,294	$—		$74,294
Cost of products sold	40,656	—		40,656

Gross profit	33,638	—		33,638
Selling, general and administrative expenses	18,653	(2,737	)(a)	15,916

as a % of net sales	25.1%			21.4%
Income from operations	14,985	2,737		17,722
as a % of net sales	20.2%			23.9%
Interest expense, net	5,259	(2,359	)(b)	2,900
Other expense, net	387	—		387

Income before taxes	9,339	5,096		14,435
Income taxes	944	4,830	(c)	5,774

Net income from continuing operations	8,395	266		8,661
Net loss from discontinued operations, net of tax	(18,929)	18,929	(d)	—

Net (loss) income	$(10,534)	$19,195		$8,661

Basic earnings (loss) per share:
Basic EPS - Continuing operations	$0.32	$(0.08)		$0.24
Basic EPS - Discontinued operations	(0.72)	0.72		—

Basic EPS - Total	$(0.40)	$0.64		$0.24

Diluted earnings (loss) per share:
Diluted EPS - Continuing operations	$0.32	$(0.09)		$0.23
Diluted EPS - Discontinued operations	(0.72)	0.72		—

Diluted EPS - Total	$(0.40)	$0.63		$0.23

Weighted average shares outstanding:

Basic shares	26,211,130	10,512,597	(e)	36,723,727
Diluted shares	26,351,019	11,372,708	(e)	37,723,727

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations.
(b)	To adjust interest expense to eliminate historical expense and add interest expense per the new $175 million Term Loan facility and impact of amortization of deferred financing costs.
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate.
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations.
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis.

Vince Holding Corp. and Subsidiaries	Exhibit (6)

Reconciliation of net income on a GAAP basis to “Adjusted net income”

(Unaudited, amounts in thousands except percentages, share and per share data)

	For the six months ended August 3, 2013
	As Reported	Adjustments		As Adjusted
Net sales	$114,657	$—		$114,657
Cost of products sold	63,506	—		63,506

Gross profit	51,151	—		51,151
Selling, general and administrative expenses	34,266	(4,011	)(a)	30,255

as a % of net sales	29.9%			26.4%
Income from operations	16,885	4,011		20,896
as a % of net sales	14.7%			18.2%
Interest expense, net	15,883	(10,083	)(b)	5,800
Other expense, net	512	—		512

Income before taxes	490	14,094		14,584
Income taxes	1,874	3,960	(c)	5,834

Net (loss) income from continuing operations	(1,384)	10,134		8,750
Net loss from discontinued operations, net of tax	(24,259)	24,259	(d)	—

Net (loss) income	$(25,643)	$34,393		$8,750

Basic earnings (loss) per share:
Basic EPS - Continuing operations	$(0.05)	$0.29		$0.24
Basic EPS - Discontinued operations	(0.93)	0.93		—

Basic EPS - Total	$(0.98)	$1.22		$0.24

Diluted earnings (loss) per share:
Diluted EPS - Continuing operations	$(0.05)	$0.28		$0.23
Diluted EPS - Discontinued operations	(0.93)	0.93		—

Diluted EPS - Total	$(0.98)	$1.21		$0.23

Weighted average shares outstanding:

Basic shares	26,211,130	10,512,597	(e)	36,723,727
Diluted shares	26,211,130	11,312,597	(e)	37,523,727

(a)	To adjust selling, general and administrative expenses to remove public company transition costs incurred by the Company as such costs are not indicative of ongoing operations.
(b)	To adjust interest expense to eliminate historical expense and add interest expense per the new $175 million Term Loan facility and impact of amortization of deferred financing costs.
(c)	To adjust historical income taxes and record taxes at 40% of income (loss) which represents the impact of recognizing taxes at the Company’s annual estimated effective tax rate.
(d)	To adjust net loss from discontinued operations, net of tax, to eliminate amount as such loss is not indicative of ongoing operations.
(e)	To reflect the number of common shares outstanding after the initial public offering and other share activity on a basic and diluted basis.